As filed with the Securities and Exchange Commission on November 7, 2014

Registration No. 333-199035

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Seventy Seven Energy Inc.

(Exact name of each registrant as specified in its charter)

Oklahoma	1389	45-3338422
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Numbers)

777 N.W. 63rd Street

Oklahoma City, Oklahoma 73116

(405) 608-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Treadwell

Senior Vice President, General Counsel and Secretary

Seventy Seven Energy Inc.

777 N.W. 63rd Street

Oklahoma City, Oklahoma 73116

(405) 608-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hillary H. Holmes

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, accelerated filer, non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule/provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-199035) is being filed solely for the purpose of filing an updated consent as Exhibit 23.1. No changes are made to the Prospectus contained in Part I of the Registration Statement on Form S-4 (File No. 333-199035) filed on September 30, 2014. Except with respect to the Exhibit Table in Item 21, no other changes are made to Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 1031 of the Oklahoma General Corporation Act allows SSE to indemnify its officers and directors who were or are parties or are threatened to be made parties to any threatened, pending, or completed action, suit or proceeding against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of SSE, or of any other corporation, partnership, joint venture, trust or other enterprise at SSE’s request, other than an action by or in the right of SSE, provided to be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to SSE’s best interest, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful, and (b) expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of SSE brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of us, or any other corporation, partnership, joint venture, trust or other enterprise at SSE’s request, provided the actions were in good faith and were reasonably believed to be in or not opposed to SSE’s best interest, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to us, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

SSE’s certificate of incorporation provides that SSE will indemnify, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of SSE or, while a director or officer of us, is or was serving at SSE’s request as a director, officer, manager, partner, member, member representative or other designated legal representative of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding. SSE’s certificate of incorporation also provides that SSE will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing SSE with specified undertakings. Notwithstanding the foregoing, SSE’s certificate of incorporation provides that SSE shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by SSE’s board of directors. These rights are not exclusive of any other right that any person may have or may acquire under any statute, provision of SSE’s certificate of incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise. No amendment, modification or repeal of those provisions will in any way adversely affect any right or protection under those provisions of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SSE’s certificate of incorporation also permits it to secure and maintain insurance on behalf of any of SSE’s directors, officers, employees or agents and each person who is, or was, serving at SSE’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity. SSE intends to obtain directors’ and officers’ liability insurance providing coverage to SSE’s directors and officers.

Pursuant to the registration rights agreement, SSE has agreed to indemnify holders of the original notes against certain liabilities. Also pursuant to the registration rights agreement, Seventy Seven Energy Inc. and certain broker-dealers, including certain persons associated with such broker-dealers, have agreed to indemnify each other against certain liabilities.

Reference is made to Item 22 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit

3.1	Certificate of Incorporation of Seventy Seven Energy Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

3.2	Bylaws of Seventy Seven Energy, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.1	Indenture dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Wells Fargo Bank, National Association (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.2	Form of 6.5% Senior Note due 2022 (included in Exhibit 4.1).

4.3	Indenture, dated as of October 28, 2011, among Chesapeake Oilfield Operating, L.L.C., Chesapeake Oilfield Finance, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.4 to Amendment No. 1 to Chesapeake Oilfield Operating, L.L.C.’s Registration Statement on Form S-4 filed on May 30, 2013, and incorporated herein by reference).

4.4	Supplemental Indenture, dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C., Chesapeake Oilfield Finance, Inc., Seventy Seven Operating LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.5	Form of 6.625% Senior Note due 2019 (included in Exhibit 4.3).

4.6	Registration Rights Agreement dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Merrill Lynch, Pierce Fenner & Smith Incorporated (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

5.1**	Opinion of Baker Botts L.L.P.

5.2**	Opinion of McAfee & Taft A Professional Corporation.

10.1	Term Loan Credit Agreement dated June 25, 2014, by and among Chesapeake Oilfield Operating, L.L.C., Seventy Seven Operating LLC, as borrower, Bank of America, N.A., as administrative agent and the lenders named therein (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.2	ABL Credit Agreement, dated June 25, 2014, by and among Nomac Drilling, L.L.C., Performance Technologies, L.L.C., Great Plains Oilfield Rental, L.L.C., Hodges Trucking Company, L.L.C. and Oilfield Trucking Solutions, L.L.C., as borrowers, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association and Bank of America, N.A., as joint lead arrangers and joint book runners, Bank of America, N.A., as syndication agent, Credit Agricole Corporate and Investment Bank and SunTrust Bank, as co-documentation agents, and the lenders named therein (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.3	Tax Sharing Agreement, dated June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.4	Employee Matters Agreement, dated June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.5	Transition Services Agreement, dated as of June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.6	Services Agreement (hydraulic fracturing), dated June 25, 2014, by and between Performance Technologies, L.L.C. and Chesapeake Operating, Inc. (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.7	Seventy Seven Energy Inc. 2014 Incentive Plan (filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.8	Letter Agreement, dated June 27, 2014, to the Master Services Agreement, dated October 25, 2011, between Chesapeake Operating, Inc. and Chesapeake Oilfield Operating, L.L.C. (filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

10.9	Employment Agreement with Jerry L. Winchester dated August 2014 (filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

10.10	Employment Agreement with Cary D. Baetz dated August 2014 (filed as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

10.11	Employment Agreement with Karl Blanchard dated August 2014 (filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

10.12	Employment Agreement with James Minmier dated August 2014 (filed as Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

10.13	Employment Agreement with William Stanger dated August 2014 (filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

21.1**	List of Subsidiaries of Seventy Seven Energy Inc.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Baker Botts L.L.P. (included as part of Exhibit 5.1 hereto).

23.3**	Consent of McAfee & Taft A Professional Corporation (included as part of Exhibit 5.2 hereto).

24.1**	Powers of Attorney (included in signature page).

25.1**	Form T-1 Statement of Eligibility and Qualification.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Notice of Guaranteed Delivery.

99.3**	Form of Letter to Depository Trust Company Participants.

99.4**	Form of Letter to Clients.

*	Filed herewith.
**	Previously filed.

Item 22.	Undertakings

1.	The undersigned registrant hereby undertakes:

a.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

b.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d.	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

e.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

f.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

g.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

h.	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

i.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on November 7, 2014.

SEVENTY SEVEN ENERGY INC.

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on November 7, 2014.

	Signature	Title

	*	President and Chief Executive Officer (Principal Executive Officer) and Director
Jerry L. Winchester

	*	Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)
Cary D. Baetz

	*	Director
Anne-Marie Ainsworth

	*	Director
Bob G. Alexander

	*	Director
Edward J. DiPaolo

	*	Director
Ronnie Irani

	*	Director
Alvin Bernard Krongard

	*	Director
Tucker Link

	*	Director
Marran H. Ogilvie

By:	/s/ David C. Treadwell
David C. Treadwell
Attorney-in-Fact

Index to Exhibits

Exhibit Number	Exhibit

3.1	Certificate of Incorporation of Seventy Seven Energy Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

3.2	Bylaws of Seventy Seven Energy, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.1	Indenture dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Wells Fargo Bank, National Association (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.2	Form of 6.5% Senior Note due 2022 (included in Exhibit 4.1).

4.3	Indenture, dated as of October 28, 2011, among Chesapeake Oilfield Operating, L.L.C., Chesapeake Oilfield Finance, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.4 to Amendment No. 1 to Chesapeake Oilfield Operating, L.L.C.’s Registration Statement on Form S-4 filed on May 30, 2013, and incorporated herein by reference).

4.4	Supplemental Indenture, dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C., Chesapeake Oilfield Finance, Inc., Seventy Seven Operating LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.5	Form of 6.625% Senior Note due 2019 (included in Exhibit 4.3).

4.6	Registration Rights Agreement dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Merrill Lynch, Pierce Fenner & Smith Incorporated (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

5.1**	Opinion of Baker Botts L.L.P.

5.2**	Opinion of McAfee & Taft A Professional Corporation.

10.1	Term Loan Credit Agreement dated June 25, 2014, by and among Chesapeake Oilfield Operating, L.L.C., Seventy Seven Operating LLC, as borrower, Bank of America, N.A., as administrative agent and the lenders named therein (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.2	ABL Credit Agreement, dated June 25, 2014, by and among Nomac Drilling, L.L.C., Performance Technologies, L.L.C., Great Plains Oilfield Rental, L.L.C., Hodges Trucking Company, L.L.C. and Oilfield Trucking Solutions, L.L.C., as borrowers, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association and Bank of America, N.A., as joint lead arrangers and joint book runners, Bank of America, N.A., as syndication agent, Credit Agricole Corporate and Investment Bank and SunTrust Bank, as co-documentation agents, and the lenders named therein (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.3	Tax Sharing Agreement, dated June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.4	Employee Matters Agreement, dated June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.5	Transition Services Agreement, dated as of June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.6	Services Agreement (hydraulic fracturing), dated June 25, 2014, by and between Performance Technologies, L.L.C. and Chesapeake Operating, Inc. (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.7	Seventy Seven Energy Inc. 2014 Incentive Plan (filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

10.8	Letter Agreement, dated June 27, 2014, to the Master Services Agreement, dated October 25, 2011, between Chesapeake Operating, Inc. and Chesapeake Oilfield Operating, L.L.C. (filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

10.9	Employment Agreement with Jerry L. Winchester dated August 2014 (filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

10.10	Employment Agreement with Cary D. Baetz dated August 2014 (filed as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

10.11	Employment Agreement with Karl Blanchard dated August 2014 (filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

10.12	Employment Agreement with James Minmier dated August 2014 (filed as Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

10.13	Employment Agreement with William Stanger dated August 2014 (filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

21.1**	List of Subsidiaries of Seventy Seven Energy Inc.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Baker Botts L.L.P. (included as part of Exhibit 5.1 hereto).

23.3**	Consent of McAfee & Taft A Professional Corporation (included as part of Exhibit 5.2 hereto).

24.1**	Powers of Attorney (included in signature page).

25.1**	Form T-1 Statement of Eligibility and Qualification.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Notice of Guaranteed Delivery.

99.3**	Form of Letter to Depository Trust Company Participants.

99.4**	Form of Letter to Clients.

*	Filed herewith.
**	Previously filed.